CONTRACT SCHEDULE


CONTRACT OWNER: [John Doe]                  CONTRACT NUMBER:  [??687456]

JOINT OWNER:  [Jane Doe]                    ISSUE DATE:   [04/15/99]

ANNUITANT:  [John Doe]                      INCOME DATE:  [04/15/09]

PURCHASE PAYMENTS:
         INITIAL PURCHASE PAYMENT: [$10,000, ($25,000 for any applicable
                                    Guaranteed  Minimum  Income  Benefits
                                    selected)]

         MINIMUM SUBSEQUENT
                  PURCHASE PAYMENT: [$250 or $100 if you have selected AIP]

         MAXIMUM TOTAL
                  PURCHASE PAYMENTS: [$1 million; higher amounts may be accepted with our prior approval]

         ALLOCATION GUIDELINES:
                  [1. Currently, you can select up to 10 of the Funds and the Fixed Account.

                  2. If allocations are made in percentages,  whole numbers must be used.]

VARIABLE ACCOUNT: [Allianz Life Variable Account B]

ELIGIBLE INVESTMENTS:
[INVESTMENT OPTIONS]

[DAVIS VA FINANCIAL]
[DAVIS VA VALUE]
[DREYFUS IP SMALL CAP STOCK INDEX]
[DREYFUS STOCK INDEX]
[FRANKLIN GLOBAL COMMUNICATIONS SECURITIES]
[FRANKLIN GROWTH AND INCOME SECURITIES]
[FRANKLIN HIGH INCOME]
[FRANKLIN LARGE CAP GROWTH SECURITIES]
[FRANKLIN REAL ESTATE]
[FRANKLIN RISING DIVIDENDS SECURITIES]
[FRANKLIN SMALL CAP]
[FRANKLIN SMALL CAP VALUE SECURITIES]
[FRANKLIN U.S. GOVERNMENT]
[FRANKLIN ZERO COUPON - 2005]
[FRANKLIN ZERO COUPON - 2010]
[JENNISON 20/20 FOCUS]
[MUTUAL DISCOVERY  SECURITIES]
[MUTUAL SHARES SECURITIES]
[OPPENHEIMER  GLOBAL  SECURITIES/VA]
[OPPENHEIMER HIGH INCOME/VA]
[OPPENHEIMER MAIN STREET/VA]
[PIMCO VIT HIGH YIELD]
[PIMCO VIT TOTAL RETURN]
[PIMCO VIT REAL RETURN]

S40010 (5-03)                           i

[SELIGMAN SMALL-CAP VALUE]
[SP JENNISON INTERNATIONAL GROWTH]
[SP STRATEGIC PARTNERS FOCUSED GROWTH]
[TEMPLETON DEVELOPING MARKETS SECURITIES]
[VAN KAMPEN CAPITAL PRESERVATION]
[USAZ MONEY MARKET]
[USAZ AIM BASIC VALUE]
[USAZ AIM BLUE CHIP]
[USAZ AIM DENT  DEMOGRAPHIC  TRENDS]
[USAZ AIM  INTERNATIONAL  EQUITY]
[USAZ ALLIANCEBERNSTEIN  GROWTH AND INCOME]
[USAZ ALLIANCEBERNSTEIN LARGE CAP GROWTH]
[USAZ ALLIANCEBERNSTEIN  TECHNOLOGY]
[USAZ OPPENHEIMER  EMERGING GROWTH]
[USAZ PIMCO PEA GROWTH AND INCOME]
[USAZ PIMCO PEA RENAISSANCE]
[USAZ PIMCO PEA VALUE]
[USAZ PIMCO NFJ SMALL CAP VALUE]
[USAZ TEMPLETON  DEVELOPED  MARKETS]
[USAZ VAN KAMPEN  AGGRESSIVE  GROWTH]
[USAZ VAN KAMPEN COMSTOCK]
[USAZ VAN KAMPEN EMERGING GROWTH]
[USAZ VAN KAMPEN  GROWTH AND INCOME]
[USAZ VAN KAMPEN  GROWTH]
[USAZ VAN KAMPEN GLOBAL FRANCHISE]

[ALLIANZ LIFE GENERAL ACCOUNT]

[ALLIANZ LIFE FIXED ACCOUNT]

MORTALITY AND EXPENSE RISK CHARGE: During the Accumulation Period, the Mortality and Expense Risk Charge is equal on an annual basis to [1.35%] of the average daily net asset value of the Variable Account. During the Annuity Period, the Mortality and Expense Risk Charge is equal on an annual basis to [1.35%] of the average daily net asset value of the Variable Account. We may decrease this charge, but we may not increase it.

ADMINISTRATIVE CHARGE: Equal on an annual basis to [.15%] of the average daily net asset value of the Variable Account.

DISTRIBUTION EXPENSE CHARGE:    [None]

CONTRACT MAINTENANCE CHARGE: The Contract Maintenance Charge is currently [$40.00] each Contract Year. The Contract Maintenance Charge will be deducted from the Contract Value the day before each Contract Anniversary while this Contract is in force. However, during the Accumulation Period, if your Contract Value on a Contract Anniversary is at least [$100,000], then no Contract Maintenance Charge is deducted. If a total withdrawal is made on a date other than a Contract Anniversary and your Contract Value for the Valuation Period during which the total withdrawal is made is less than [$100,000]; the full Contract Maintenance Charge will be deducted at the time of the total withdrawal. The Contract Maintenance Charge will be deducted from the Funds [and the Fixed Account] in the same proportion that the amount of the Contract Value in each Fund [and/or Fixed Account] bears to the total Contract Value. During the Annuity Period, the Contract Maintenance Charge will be collected pro rata from each Annuity Payment. In the event you own more than one Contract,

S40010 (5-03)                          ii

we will determine the total Contract Value for all of the Contracts. If the total Contract Value is at least [$100,000], we will not assess the Contract Maintenance Charge. If the Contract Owner is not a natural person, we will look to the Annuitant in determining the foregoing.


COMMUTATION FEE APPLICABLE TO ANNUITY OPTIONS 2, 4:

             ------------------------------- -------------------------
             [Years Since Income Date        Commutation Factor
             ------------------------------- -------------------------
             0 - 1                           5%
             ------------------------------- -------------------------
             1 - 2                           4%
             ------------------------------- -------------------------
             2 - 3                           3%
             ------------------------------- -------------------------
             3 - 4                           2%
             ------------------------------- -------------------------
             Over 4                          1%]
             ------------------------------- -------------------------

COMMUTATION FEE APPLICABLE TO ANNUITY OPTION 6:

          ---------------------------------------- ----------------------
          [Number of Complete Contract Years       Commutation Factor
          from Receipt of Purchase Payment
          ---------------------------------------- ----------------------
          0                                        7%
          ---------------------------------------- ----------------------
          1                                        6%
          ---------------------------------------- ----------------------
          2                                        5%
          ---------------------------------------- ----------------------
          3                                        4%
          ---------------------------------------- ----------------------
          4                                        3%
          ---------------------------------------- ----------------------
          5 years or more                          0%]
          ---------------------------------------- ----------------------


MAXIMUM CUMULATIVE  PERCENTAGE FOR PARTIAL LIQUIDATION FOR ANNUITY OPTIONS 2 AND
4:

[75%] of the Total Liquidation Value less any previously liquidated amounts.

TRANSFERS:

         NUMBER OF FREE TRANSFERS PERMITTED: Currently, there are no limits on the number of transfers that can be made. We reserve the right to change this, but you will always be allowed at least 12 free transfers in any Contract Year. Currently, you are allowed [12] free transfers each Contract Year. This applies to transfers prior to and after the Income Date.

         TRANSFER FEE: For each transfer in excess of the free transfers permitted, the Transfer Fee is [$25]. Transfers made at the end of the Right to Examine period by us and any transfers made pursuant to a regularly scheduled transfer will not be counted in determining the application of the Transfer Fee.

         MINIMUM AMOUNT TO BE TRANSFERRED: [$1,000 (from any Fund or the Fixed Account) or your entire interest in the Fund or the Fixed Account, if less.] This requirement is waived if the transfer is pursuant to a pre-scheduled transfer.

S40010 (5-03)                          iii

WITHDRAWALS:

         CONTINGENT DEFERRED SALES CHARGE: A Contingent Deferred Sales Charge is assessed against Purchase Payments withdrawn. The charge is calculated at the time of each withdrawal. For partial withdrawals, the charge is deducted from the remaining Contract Value and is deducted from the Funds [and the Fixed Account] in the same proportion that the amount of withdrawal from the Fund [or Fixed Account] bears to the total of the partial withdrawal. The Contingent Deferred Sales Charge is based upon the length of the time from receipt of the Purchase Payment. Withdrawals are deemed to have come from the oldest Purchase Payments first. Each Purchase Payment is tracked as to its date of receipt and the Contingent Deferred Sales Charges are determined in accordance with the following.


                        [CONTINGENT DEFERRED SALES CHARGE

                 Number of Complete Contract
                 YEARS FROM RECEIPT                          CHARGE
                     0                                        7%
                     1                                        6%
                     2                                        5%
                     3                                        4%
                     4                                        3%
                     5                                        2%
                     6 years or more                          0%]

         PARTIAL WITHDRAWAL PRIVILEGE: [Each Contract Year, on a cumulative basis, you can withdraw up to 10% of Purchase Payments (minus any previous withdrawals taken which were not subject to a Contingent Deferred Sales Charge) without incurring a Contingent Deferred Sales Charge. Complete withdrawals are assessed a Contingent Deferred Sales Charge on the full Contingent Deferred Sales Charge Basis Amount with no reductions for the Partial Withdrawal Privilege.]

         [If your Contract Value is $25,000 or more you can elect the Systematic Withdrawal Option. The total of systematic withdrawals in a Contract Year which can be made without incurring a Contingent Deferred Sales Charge is limited to not more than 10% of Purchase Payments. There is no limit to the amount or percentage of the systematic withdrawal if all your Purchase Payments are no longer subject to a Contingent Deferred Sales Charge. If you have elected the Systematic Withdrawal Option, any additional withdrawals will be subject to any applicable Contingent Deferred Sales Charge. We reserve the right to modify the eligibility rules at any time, without notice.]

         [If you have a Qualified Contract, you can elect the Minimum Distribution Program with respect to your Contract. Withdrawals will not be subject to a Contingent Deferred Sales Charge. Such payments will be designed to meet the applicable minimum distribution requirements imposed by the Internal Revenue Code on Qualified Contracts. Withdrawals from your Qualified Contract pursuant to the Minimum Distribution Program are in lieu of the Free Withdrawal Privilege described above. If you have

S40010 (5-03)                          iv

         elected the Minimum Distribution Program, any additional withdrawals will be subject to any applicable Contingent Deferred Sales Charge.]

         MINIMUM PARTIAL WITHDRAWAL:  [$500]

         MINIMUM CONTRACT VALUE THAT MUST REMAIN IN THE CONTRACT AFTER A PARTIAL
         WITHDRAWAL:  [$2,000]

[WAITING PERIOD: The Guaranteed Minimum Income Benefit and Guaranteed Partial Withdrawal Benefit can be exercised within 30 days following a Contract Anniversary beginning with your seventh Contract Anniversary.]

FIXED ACCOUNT GUARANTEED RATE:  [3%]

FIXED ACCOUNT INITIAL RATE:   [3%]
         We guarantee this rate for one year from the Issue Date.


RIDERS:
         [Annuity Option Amendment Endorsement]
         [Charitable Remainder Trust Endorsement]
         [Dollar Cost Averaging Fixed Account Endorsement]
         [Earnings Protection Guaranteed Minimum Death Benefit Endorsement] [Enhanced Guaranteed Minimum Death Benefit Endorsement]
         [Enhanced Guaranteed Minimum Income Benefit Endorsement]
         [Enhanced Guaranteed Partial Withdrawal Benefit Endorsement] [Endorsement]
         [403 (b) Endorsement]
         [Individual Retirement Annuity Endorsement]
         [Pension Plan and Profit Sharing Plan Endorsement]
         [Roth Individual Retirement Annuity Endorsement]
         [Traditional Guaranteed Minimum Death Benefit Endorsement] [Traditional Guaranteed Minimum Income Benefit Endorsement] [Traditional Guaranteed Partial Withdrawal Benefit Endorsement] [Unisex Endorsement]
         [Waiver of Contingent Deferred Sales Charge Endorsement]

SERVICE OFFICE:   [USALLIANZ] SERVICE CENTER
                            [300 Berwyn Park
                            P.O. Box 3031 Berwyn, PA 19312-0031 800-624-0197]

S40010 (5-03)                          v